Exhibit 10.10

CONTRAFECT CORPORATION

RETENTION BONUS PLAN

AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Retention Bonus Plan shall have the same defined meanings in this Retention Award Agreement.

I.	NOTICE OF AWARD GRANT

The undersigned Participant has been granted an Award pursuant to the terms and conditions of the Retention Plan and this Retention Award Agreement, as follows:

Participant Name:

Date of Grant:

Award Amount: The total amount of the Award shall be equal to $        .

II.	AGREEMENT

1. Grant of Award. The Administrator hereby grants the Participant an Award on the terms and conditions of this Retention Award Agreement and the Retention Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Retention Plan and this Retention Award Agreement, the terms and conditions of the Retention Plan shall prevail. The Participant shall not be entitled to the Award or any payment in respect thereof unless and until this Retention Award Agreement is executed by the Participant and returned to the Company.

2. Vesting and Payment.

(a) Vesting Conditions. Awards shall be subject to vesting, payment and forfeiture on the terms set forth below. Unless otherwise determined by the Administrator, the Participant shall vest in his or her Award only if the Participant has remained continuously employed with the Company through and including the applicable Payment Event, and upon the Participant’s termination of employment, the Award shall be forfeited.

(b) Termination Due to Participant’s Death or Disability. Notwithstanding the foregoing, in the event a Participant’s employment is terminated solely due to the Participant’s death or Disability, such event shall be such Participant’s Payment Event and the Participant shall immediately become vested in his or her Award, which shall be payable pursuant to Section 2(c) below.

(c) Payment. The Award shall be paid to the Participant no later than 60 days following the applicable Payment Event. In no event shall any payment be made after March 15 of the year following the year of the applicable Payment Event. In the event that the Award is calculated by reference to the price of one share of Common Stock or the stock of an entity other than the Company, the Participant will receive a lump sum cash payment in respect of any fractional share of Common Stock or such other entity’s stock, as the case may be. Any Award that is not calculated by reference to the price of one share of Common Stock shall be paid in cash in a lump sum in accordance with this Section 2(c).

3. Non-Transferability of Award. This Award may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of this Retention Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

4. Withholding. At the time of payment pursuant to the Award, the Participant hereby authorizes withholding from the payment, any sums required to satisfy the federal, state, local and foreign tax withholding obligations that arise in connection with the Award, as well as all other authorized deductions.

5. Entire Agreement; Governing Law; Severability. The Retention Plan is incorporated herein by reference. The Retention Plan and this Retention Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This agreement is governed by the laws of the State of New York. The parties agree that should any of the provisions of this Award Agreement or the Retention Plan be determined to be invalid or unenforceable by a court, governmental agency, or arbitrator of competent jurisdiction, the provision shall be limited or revised to the greatest extent possible to preserve the intent of the parties hereto and any determination as to the validity of one provision shall not affect the enforceability of the other provisions.

6. No Guarantee of Continued Service. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT DOES NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYER AT ANY TIME, AND FOR ANY REASON OR NO REASON.

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Participant acknowledges receipt of a copy of the Retention Plan and represents that he or she is familiar with its terms and provisions, and hereby accepts this Award subject to all of its terms and provisions. Participant has reviewed the Retention Plan and this Retention Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award and fully understands all provisions of the Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Retention Plan or this Award. Participant further agrees to notify the Company upon any change in the residence address indicated below.

Participant:	ContraFect Corporation

By:
Signature
Name:
Name:	Title:

Address: